AMENDMENT NO. 3 TO
REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made as of May 24, 2011, by and among BERKSHIRE INCOME REALTY OP, L.P., a Delaware limited partnership (the “Borrower”), BERKSHIRE INCOME REALTY, INC., a Maryland corporation (the “Guarantor”), KRUPP CAPITAL ASSOCIATES, a Massachusetts general partnership, in its capacity as administrative agent (the “Agent”) for itself and the Lenders (as defined in the Credit Agreement, as defined below), and each of the Lenders party hereto.

WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent are parties to that certain Revolving Credit Agreement, dated as of June 30, 2005, as amended by that certain Amendment No. 1 to Revolving Credit Agreement dated as of May 31, 2007 and Amendment No. 2 dated February 17, 2011 (as amended, the “Credit Agreement”), pursuant to which the Lenders agreed to make loans to the Borrower on the terms and conditions set forth therein; and

WHEREAS, the undersigned Borrower and Lenders have agreed to further amend the Credit Agreement to provide for an increased set up/commitment fee commensurate with the increase in credit limit provided for in the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Amendment, the parties hereto agree as follows:

1.Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2.Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

2.1.    Section 2.8 of the Credit Agreement is amended by amending and restating the last sentence in its entirety as follows:

“In no event shall the total amount of such set up/commitment fee be greater than $400,000 in the aggregate.”

3.    No Other Changes. Except as otherwise expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the Credit Agreement remain unaltered and in full force and effect. The Credit Agreement and this Amendment shall be read and construed as one agreement. The making of the amendments in this Amendment does not imply any obligation or agreement by the Agent or any Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

4.    Effectiveness of this Amendment. This Amendment shall become effective on the date on which the Borrower, the Guarantor and each of the Lenders shall execute and deliver to the Agent this Amendment (such date being hereinafter referred to as the “Effective Date”).
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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first set forth above.

BERKSHIRE INCOME REALTY OP, L.P.,
By:	BIR GP, L.L.C., its general partner
	By:	BERKSHIRE INCOME REALTY, INC., its managing member
		By:	/s/ David C. Quade
			Name:	David C. Quade
			Title:	President

BERKSHIRE INCOME REALTY, INC.,
	By:	/s/ David C. Quade
	Name:		David C. Quade
	Title:		President

KRUPP CAPITAL ASSOCIATES,
individually and as Agent
	By:	KRUPP EQUITY PORTFOLIO LIMITED PARTNERSHIP, as general partner
	By:	KRUPP BOND PORTFOLIO LIMITED PARTNERSHIP, as general partner
	By:	KRUPP HEDGE FUND LIMITED PARTNERSHIP, as general partner
		By:	THE KRUPP FAMILY OFFICE, LLC, as general partner of each of the foregoing
			By:	/s/ Douglas Krupp
Douglas Krupp, as President
			By:	/s/ George Krupp
George Krupp, as President
			By:	/s/ Lawrence I. Silverstein
Lawerence I. Silverstein, as Trustee of each
the Douglas Krupp 1994 Family Trust and
the George Krupp 1994 Family Trust